UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 14, 2021

MAX SOUND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51886	26-3534190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 Del Mar Heights Road # 802, San Diego, California, 92130

(Address of principal executive offices including zip code)

800-327-6293

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2021, Max Sound Corporation (the “Company”) entered into an Exclusive Sales, Marketing and Distribution Partnership Agreement (the “Agreement”) to work in an enterprise known as InGroundAssets™ (“InGroundAssets™”) in partnership with Jose Ignacio Natera Ramirez (“Nacho”). The Agreement stipulates that Nacho grants the Company the Exclusive Rights to Specific Holdings that Nacho Owns or Controls of certain InGroundAssets™ being harvested in Mexico. These assets are specified in Addendum A of the Agreement, confirming that the Company is herewith Granted the Sole and Exclusive Rights to Sell, Market and Distribute These Assets according to the goals of the partnership and pursuant to this agreement. In exchange, the Company is granting to Nacho 300 million shares of MAXD Common Stock. These InGroundAssets™ are valued according to a Technical Report specified under Addendum B of the Agreement.

Item 8.01. Other Events.

On December 14, 2021, the Company issued a press release announcing that it had entered into an Exclusive Sales, Marketing and Distribution Partnership Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01. License Agreement & Exhibits.

(c)	Exhibits

10.1	Exclusive Sales, Marketing and Distribution Partnership Agreement, dated December 13, 2021
99.1	Press Release, dated December 14, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAX SOUND CORPORATION

Date: December 14, 2021	By:	/s/ Greg Halpern
Greg Halpern
Chairman and Chief Executive Officer

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